FINDER FEE AGREEMENT

     THIS FINDER FEE AGREEMENT (this "Agreement") is made and entered this 15th day of November 2002 by and between WADE MITCHELL, an individual ("Finder") and VOYAGER ENTERTAINMENT INTERNATIONAL, INC., a North Dakota corporation ("Borrower"), sometimes hereinafter referred to individually as a "Party" or collectively as the "Parties."

                               R E C I T A L S

     WHEREAS, Finder has assisted in the financial arrangement whereby Dan Fugal ("Lender") is willing to make available to Borrower a credit facility in the form of a line of credit in the total amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS (U.S. $2,500,000) (the "Line of Credit") subject and pursuant to all of the covenants, conditions and provisions of those certain agreements entitled "Loan and Security Agreement" and the "Revolving Promissory Note" (collectively the "Loan Documents") executed concurrently herewith.

     NOW, THEREFORE, in consideration of the foregoing recitals and the extension of credit by Lender to Borrower and other consideration, the parties agree as follows:

     1.   Finder Fee.

          1.1. Upon the disbursement of the first FIVE HUNDRED THOUSAND DOLLARS (U.S. $500,000) by Lender to Borrower pursuant to the terms and conditions of the Loan Documents, Borrower shall deliver to Finder ONE HUNDRED THOUSAND (100,000) shares of common stock of Voyager Entertainment International, Inc., to which Rule 144 of the securities laws apply; and

          1.2. Upon the availability of the disbursement above the first FIVE HUNDRED THOUSAND DOLLARS (U.S. $500,000) by Lender to Borrower pursuant to the terms and conditions of the Loan Documents, Borrower shall deliver to Finder FOUR HUNDRED THOUSAND (400,000) shares of common stock of Voyager Entertainment International, Inc., to which Rule 144 of the securities laws apply.

     2. Entire Agreement. This Agreement, together with any written instruments or documents that are referred to in or part of this Agreement, is the final expression of the understanding of Finder and Borrower concerning the subject matter of this Agreement and may not be altered or amended except with the written consent of each of the parties and may not be contradicted by evidence of any alleged oral agreement.

     3. Change in Name or Form. The liability of Borrower hereunder will not be affected by a change in the name of Borrower or a change in the form of Borrower by reason of merger, acquisition or consolidation or by a change in the type or nature of business carried on by Borrower or any sale, lease or transfer of any or all of the assets or stock of Borrower.

     4. Termination. Borrower or Finder may cancel this Agreement at any time as to future transactions but any such cancellation will not affect the obligations of Borrower to Finder with respect to Loan Documents.

     5. Jurisdiction and Governing Law. This Agreement was negotiated in Utah. Borrower and Finder agrees to submit to the jurisdiction of a court in Utah to resolve disputes arising under this Agreement. This Agreement shall be construed and governed by the terms of Utah law.

     6.   Time.  Time is of the essence of this Agreement.

     7. Legally Binding. The parties acknowledge that this is a legally binding Agreement and that each have entered into this Agreement having had the opportunity to fully review the terms hereof in consultation with legal counsel. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties. Finder may not assign this Agreement or any of its rights without the prior written consent of Borrower.

     8. Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction only and will not invalidate or render unenforceable any other provision of this Agreement.

     9. Paragraph Headings. the paragraph headings are for convenience only and will not affect the construction hereof.

     10. Notices. All notices, demands, correspondence, copies of correspondence or other documents which are required or permitted to be given or served hereunder shall be in writing and will be deemed to be served seventy-two (72) hours after deposit in First Class United States Mail, postage prepaid and addressed to the parties as follows:

               FINDER:   Wade Mitchell
               10724 South Trail Ridge Circle
               Sandy, UT 84092

               BORROWER: Voyager Entertainment International, Inc.
                         4483 West Reno Avenue
                         Las Vegas, NV 89118
                         Attn.: Richard Hannigan, Sr.

                [Remainder of page left intentionally blank]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                             FINDER:


                                         /s/ Wade Mitchell
                                         ____________________________________
                                         WADE MITCHELL
                           BORROWER:
                                         VOYAGER ENTERTAINMENT INTERNATIONAL,
                                         INC., a North Dakota corporation



                                         By:/s/ Richard Hannigan
                                         Its:President